Exhibit 13(c)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 12, 2022, with respect to the financial statements of Carlyle Credit Income Fund (formerly known as Vertical Capital Income Fund) included in the Annual Report on Form N-CSR for the year ended September 30, 2022. We consent to the incorporation by reference of the said report in the Registration Statement of Carlyle Credit Income Fund on Form N-2 (File No. 333-272426).
/s/ GRANT THORNTON LLP
Dallas, Texas
April 3, 2024